                                   EXHIBIT 21

                           Subsidiaries of Registrant



Health Micro Data Systems, Inc.

CITATION Professional Services, Inc.



     Both subsidiaries are wholly-owned by Registrant.


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


                SCHEDULE VIII - VALUATION AND QUALIFYING ACCOUNTS
                                 (in thousands)



                                                            ADDITIONS       ADDITIONS
                                            BALANCE AT      CHARGED TO      CHARGED TO      DEDUCTIONS      BALANCE AT
                                             BEGINNING      COSTS AND         OTHER          ACCOUNTS         END OF
               DESCRIPTION                   OF PERIOD       EXPENSES        ACCOUNTS       CHARGED OFF       PERIOD
               -----------                   ---------       --------        --------       -----------       ------
Year ended March 31, 1997:
   Allowance for Doubtful accounts             $170            $40              --              $48            $162

Year ended March 31, 1998:
   Allowance for Doubtful accounts             $162            $74              --              $31            $205

Year ended March 31, 1999:
   Allowance for Doubtful accounts             $205            $95              --              $88            $212



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